                                                                    Exhibit 14.1

           TAG ENTERTAINMENT CORP. ("TAG") CODE OF ETHICS AND CONDUCT

1.   INTRODUCTION TO AND ADMINISTRATION OF THE TAG CODE OF ETHICS AND CONDUCT

1.1 Introduction. TAG has adopted this Code of Ethics and Conduct (the "Code")
to advise all TAG Employees of the ethical and legal standards that we expect you to observe when dealing with TAG, your TAG colleagues, our customers and our vendors. When you encounter ethical or legal issues where you are not certain about the correct course of action, you should apply the principles described in this Code as guideposts in deciding how to proceed. We have adopted this Code to give you guidance for resolving these questions. When you are in doubt about the correct or best course of action, you should always consider consulting your manager or our Chief Financial Officer or Human Resources director for guidance.
TAG expects all TAG Employees to adhere to this Code and to comply with all legal requirements. Accordingly, we have established a procedure for reporting suspected violations of the Code. Any violations of the Code may result in disciplinary action, including termination of employment. These matters are described in more detail below. Throughout this Code, we use the terms "TAG
Employees", "you" and "your" to refer to all TAG employees, directors and independent contractors, and the terms "TAG", the "company", "we" and "our" to refer to TAG and its subsidiaries.

1.2  Administration

     1.2.1 Ongoing Review of Compliance. We require all TAG Employees to comply with this Code. Upon your receipt of this Code, and also from time to time as we deem to be necessary, we may require you to sign an acknowledgment that you have read and understood this Code and agree to comply with its provisions. We reserve the right to monitor the ongoing compliance by any or all TAG Employees with this Code and to investigate any suspected violations. If substantiated, these violations could result in disciplinary action, including immediate termination of employment.

     1.2.2 Reporting of Suspected Violations. All TAG Employees are to report information about suspected violations of this Code by any other TAG Employee, regardless of the identity or position of the person who is the subject of such report, to the attention of our Chief Financial Officer, Human Resources director or Audit Committee. If you suspect improper accounting or auditing matters, you should bring such information to the attention of our Chief
Financial Officer or a member of our Audit Committee. To contact our Audit
Committee or to submit a report to them, please contact Audit Committee
Chairman. With respect to any suspected violation, you may make an anonymous report through the Assistant to the President.

     TAG will treat all information in a confidential manner and will not take any acts of retribution or retaliation against any TAG Employee for making a report. As the failure to report wrongful conduct may be interpreted as condoning such actions, the failure to report knowledge of wrongdoing may result in disciplinary action against any TAG Employee who fails to report.

     1.2.3 Non-Retaliation. Retaliation in any form against an TAG Employee who reports a violation of this Code (even if the report is mistaken but was submitted in good faith) or who assists in the investigation of a reported violation is a serious violation of this Code. Acts of retaliation should be reported immediately and may result in severe disciplinary action.

     1.2.4 Investigation of Suspected Violations. Suspected violations will be investigated under the supervision of our Chief Financial Officer, Human
Resources director or Audit Committee as deemed appropriate. All TAG Employee's are expected to cooperate in the investigation of reported violations. In order to protect the privacy of persons involved in investigations, persons investigating a suspected violation will use their best efforts to keep confidential, the identity of anyone reporting a suspected violation or participating in an investigation, unless disclosure is required by law or is otherwise in the company's best interests. Persons involved in an investigation are obliged to act in the best interests of TAG as a company and not on behalf of any

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TAG Employee, including executive officers. Our Board of Directors has ultimate responsibility for final interpretation of this Code and for determining whether any violations of this Code have occurred.

     1.2.5 Disciplinary Action. If we determine, in our good faith discretion, that any TAG Employee has violated any provision of this Code, such TAG Employee may be subject to disciplinary action, including termination of employment, without prior warning.

     1.2.6 Amendments to this Code; Disclaimers. This Code may be revised, changed or amended at any time by our Board of Directors. Following any material revisions or updates, an amended version of this Code will be distributed to you, and will immediately supersede the prior version of this Code. We may ask you to sign an acknowledgment confirming that you have read and understood the revised version of the Code, and that you agree to comply with its provisions.
This Code reflects general principles to assist TAG Employees in making ethical decisions and cannot, and is not intended to, address every specific situation in which we may find it appropriate to take disciplinary action. This Code is not intended to create any contract (express or implied) with you, including without limitation any employment contract, and is not a promise that your employment will be not terminated except for cause.

     1.2.7 Special Provisions Applicable to TAG Employees with Financial
Reporting Obligations. Given the important position of trust and authority that they occupy, our Chief Executive Officers, Chief Financial Officer, the heads of our subsidiaries and operating divisions and TAG Employees involved in the
Company's financial reporting function (collectively, the "Financial Reporting
Personnel") should use the utmost of discretion and caution in interpreting and applying this Code. In the event that any Financial Reporting Personnel wishes to engage in a proposed action that is not consistent with the Code, such person must obtain a waiver of the relevant Code provisions in advance from our Audit
Committee. U.S. federal law requires TAG to make public disclosure of our
Financial Reporting Personnel's compliance with the Code. Therefore, we will publicly report on a Current Report on Form 8-K any waivers of any provision of the Code granted by our Board of Directors to any Financial Reporting Personnel.
Similarly, violations of the Code by our Financial Reporting Personnel may also be immediately reported on Form 8-K. Additional provisions of this Code pertaining solely to Financial Reporting Personnel are set forth in Section 5.

2.   CONFLICTS OF INTEREST

     2.1 Generally . All TAG Employees have a duty of loyalty to act in the best interests of the company. The business decisions and actions of TAG Employees must never be influenced by personal considerations or personal relationships.
TAG Employees should avoid any relationship or activity that might impair, or appear to impair, their ability to make objective and fair business decisions.
Generally, a conflict of interest arises whenever your personal interests diverge from your responsibilities to TAG or from TAG's best interests. For example, a conflict of interest may occur when family members or close personal friends are involved in business relationships with you, either inside or outside the company. Other examples of potential conflicts of interest include, but are not limited to:

o    employment by an actual or potential competitor, customer, vendor or regulator while you are employed by TAG;

o    acceptance of gifts, payments, products or anything of value from anyone seeking to do business with TAG;

o    placement of TAG business with an entity in which you or a family member has a financial interest;

o    Appropriating or diverting to yourself or others any business opportunity or idea in which TAG might have an interest; and

o    a significant ownership interest in a TAG competitor.

     In such situations, or where even the appearance of a conflict of interest may exist, seek guidance from

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your manager or our Human Resources Director.

2.2 Use of Company Assets. You are responsible for the proper use of TAG's assets and property, as well as its proprietary information. Our offices, equipment, supplies and other resources may not be used for activities which are not related to your employment with TAG, except for any activities that have been approved in writing in advance by us, or for personal usage that is minor in amount and reasonable. If you are found to be engaging in, or attempting, theft of any TAG property, including without limitation, documents, equipment, intellectual property, personal property of other employees, you may be subject to immediate termination of your employment and we reserve the right to refer the matter for criminal proceedings. We expect you to report any theft or attempted theft to your manager or our Human Resources director.

     Proprietary marks, slogans, logos or other devices used to identify TAG and its proprietary products and technologies are important and valuable assets which require discretion in their use. You may not negotiate or enter into any agreement concerning TAG's trademarks, service marks or logos without first consulting an authorized officer of the Company. We also respect the intellectual property rights of others, and any proposed name of a new product or offering intended to be sold or provided to customers should be submitted to the appropriate authorized officer for clearance prior to its adoption and use.
Similarly, using the trademark or service mark of another company for marketing purposes (even one with whom TAG has a business relationship), requires clearance or approval. You must avoid the unauthorized use of copyrighted or patented materials of others and should ask an authorized officer if you have any questions regarding the permissibility of photocopying, excerpting, electronically copying or otherwise using copyrighted or patented materials. All copies of work that is authorized to be made available for ultimate distribution to the public should bear the prescribed form of copyright notice.

2.3 Gifts, Gratuities and Entertainment. You may not offer money, gifts or other items or products of value to customers or potential customers for the purpose of securing a contract or obtaining favorable treatment. Business-connected favors or gifts may not be extended to customers or vendors (current or prospective), unless they (a) are consistent with customary business practices;
(b) do not have substantial monetary value and would not be viewed as improper by others; and (c) do not violate applicable laws or regulations. Business entertainment in the form of meals and beverages or other entertainment may be offered only if these activities and related expenses are modest and infrequent.

     You should decline any gift, favor, entertainment or anything else of value from current or prospective customers, vendors or contractors or their representatives except for (a) gifts that do not have substantial monetary value given at holidays or other special occasions and (b) reasonable entertainment at lunch, dinner or business meetings where the return of the expenditure on a reciprocal basis is likely to occur and would be properly chargeable as a business expense. Other routine entertainment that is business-related such as sports outings or cultural events is acceptable under this policy only if reasonable, customary and not excessive. If you question the propriety of any gift, consult with your manager or our Chief Financial Officer.

3.   LAWS AND REGULATIONS

3.1 Generally. All TAG Employees are to comply with all applicable local, state and federal laws and regulations, both domestic and international, and refrain from illegal, dishonest or unethical conduct. Although laws and regulations may sometimes be difficult to interpret, we expect you to make a good-faith effort to follow both the letter and the spirit of the law. You must consult your manager or our Human Resources director if you are uncertain as to whether a specific act or omission is legal. In addition, all TAG Employees are to comply with all applicable TAG policies and procedures. This includes, but is not limited to, our policies on equal opportunity, harassment, drug-free workplace, computer usage and information technology, data protection, expense reimbursement and travel, as well as our internal financial controls and procedures. We may modify or update these policies and procedures in the future, and adopt new company policies and procedures from time to

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time. You must ensure that you remain aware of all such changes to these policies. You are also expected to observe the terms of any Non-Disclosure,
Non-Solicitation or Non-Compete Agreement, Employment Agreement or other similar agreement that applies to you. If you previously signed one of these agreements with TAG, it remains in full force and effect.

3.2 Bribes. Bribery is illegal and subject to criminal penalties. You may not give any bribes, kickbacks or other similar considerations to any person or organization to attract business. All decisions regarding the purchasing of materials, supplies, products and services must be made on the basis of competitive price, quality and performance, and in a way that preserves TAG's integrity. Fees, commissions or other amounts paid to outside consultants, agents or other third parties must be fully disclosed to our Chief Financial
Officer or Controller, and must be legal, proper and reasonable.

3.3 International Operations. You are expected to comply with the legal requirements and ethical standards of each country in which you conduct TAG business, as well as with all U.S. laws applicable in other countries. The U.S.
Foreign Corrupt Practices Act (FCPA) applies to business transactions both inside the United States and in other countries. Its requirements relate to accurate and complete financial recording, transactions with foreign government officials and restrictions on the use of funds for unlawful or improper purposes. The FCPA makes illegal any corrupt offer, payment, promise to pay, or authorization to pay any money, gift, or anything of value to any foreign official, or any foreign political party, candidate or official, for the purpose of:

o    Influencing any act, or failure to act, in the official capacity of that foreign official or party; or

o    Inducing the foreign official or party to use influence to affect a decision of a foreign government or agency, in order to obtain or retain business for anyone, or direct business to anyone.

     Because violation of the FCPA can bring severe penalties, including criminal fines for the company and individuals and jail terms, it is essential that you become familiar with the FCPA's requirements if you are living or working in a foreign country. Other statutes that may affect our international operations include, but are not limited to, the Anti-Bribery and Fair
Competition Act and the Export Administration Act. All supervisory personnel are expected to monitor continued compliance with these laws to ensure our compliance. If you have any questions regarding these legal requirements, please contact your manager or our Chief Financial Officer.

3.4 Political Activity. You should not make political contributions in a way that might appear to be an endorsement or contribution by TAG. We will not reimburse you for political contributions under any circumstances.

3.5 Antitrust Considerations. Antitrust laws prohibit agreements or actions that restrain trade or reduce competition. Violation of antitrust laws can result in severe civil and criminal penalties, including imprisonment for individuals, and
TAG can be subjected to substantial fines and monetary awards. TAG as a company avoids conduct that may even appear to be questionable under antitrust laws and expects all TAG Employees to carry out company business consistent with this policy. In all contacts with our competitors, you are expected to avoid discussing prices, costs, competition, market share, marketing plans or studies, and any other proprietary or confidential information. Examples of agreements or arrangements with competitors which should therefore be avoided include: (a)
Agreements that affect the price or other terms or conditions of sale; (b)
Agreements regarding the customer to whom TAG will, or will not, sell its products; (c) Agreements to refuse to buy from particular vendors; and (d)
Agreements that limit the types of products which TAG will provide. Furthermore,
TAG cannot coerce customers into complying with restrictive arrangements.
Therefore, you should not negotiate agreements with customers without the approval of an authorized company officer which (a) require or prohibit customers from purchasing all of their requirements from TAG or other companies or (b) require customers to buy one TAG product as a condition of obtaining another. In all cases where there is question or doubt about a particular activity or practice, TAG Employees should promptly contact our Chief Financial
Officer or Human Resources director.

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3.6 Securities Laws and Insider Trading. TAG is a publicly-traded company. As an employee of TAG you have been subject to TAG's policy against insider trading as set forth in the Employee Handbook previously distributed to you. Simply stated, material, non-public information is not to be used for personal gain, and you should not trade in TAG stock when you possess such information. If you have any question regarding whether it is appropriate to engage in any transaction, contact the Chief Financial Officer.

     The U.S. securities laws forbid an investor from purchasing or selling securities based upon "inside" information not available to the other party. The consequences of insider trading violations can be severe. TAG Employees who trade on inside information, or who communicate (or "tip") this information to others so that they may trade, may face substantial civil penalties, criminal fines and imprisonment. Additionally, TAG may also face severe legal consequences, including, among other things, substantial criminal penalties.

     TAG Employees who have material, nonpublic (i.e., "inside") information about the company should not buy or sell TAG securities until a reasonable time after the inside information has been publicly disclosed. You also should not disclose inside information to others outside TAG until a reasonable time after the information has been publicly disclosed. In addition, it is never appropriate for you to advise others to buy or sell TAG securities. We further believe that it is highly inappropriate for any TAG person to "sell short" TAG stock or engage in other transactions where the person will earn a profit based on a decline in TAG's stock price. These rules also apply to the use of material, nonpublic information about other companies (including, for example, our customers, competitors and potential business partners). In addition to you, these rules apply to your spouse, children, parents and siblings, as well as any other family members living with you in your household. Additional guidance pertaining to this issue is provided in your Employee Manual.

3.7 Government Contracting. TAG frequently does business with federal, state or local government agencies in the United States and in other countries. All TAG
Employees engaged in business with these government entities must comply with specific rules and regulations concerning relations with these entities.
Important considerations for doing business with government entities include:

o    Not offering or accepting kickbacks, bribes, gifts, or anything else of value with the intent of obtaining favorable treatment from the recipient
     (note that a gift that is customary in the private sector may be impermissible to a government entity); and

o    Not improperly soliciting or obtaining confidential information, such as sealed competitors' bids, from government officials prior to the award of a contract.

3.8 Retention of Documents. Certain documents and records must be retained for specific periods of time to comply with legal and regulatory requirements or contractual obligations. You are to comply with all document retention requirements applicable to your work. If you are uncertain whether the documents or records you are handling are subject to these requirements, please consult with your manager or our Chief Financial Officer. If at any time you become aware that any document or record may be required to be disclosed in connection with a lawsuit or government investigation, you must preserve all possibly relevant documents. This means that you must immediately cease disposing of or altering all potentially relevant documents, even if that activity is ordinary or routine. If you are uncertain whether documents or records under your control should be preserved because they might relate to a lawsuit or investigation, you should contact your manager or our Chief Financial Officer.

4.   CONFIDENTIALITY

4.1 TAG Confidential Information. You will often have access to information that is confidential and proprietary to TAG, has not been made public and constitutes trade secrets or proprietary information. Protection

                                                                     PAGE 5 OF 5

of this information is critical to our success. Your obligations with respect to our confidential trade secrets and proprietary information are:

o    Not to disclose the information outside of TAG;

o    Not to use the information for any purpose except to benefit TAG's business; and

o    Not to disclose the information within TAG, except to other TAG Employees who need to know, or use, the information and are aware that it constitutes a trade secret or proprietary information.

     These obligations continue even after you leave TAG. If you have previously signed a Non-Disclosure Agreement, Employment Agreement or other similar agreement that governs your obligations with respect to our information, you must also follow such agreements. Any documents, papers or records that contain trade secrets or proprietary information are our property, and must remain at the company. Our confidential trade secrets and proprietary information may include, information regarding our operations, business plans, customers, strategies, trade secrets, finances, assets, technology, data or other information that reveals the processes, methodologies, technology or "know how"
by which our existing or future products, services or methods of operation are developed or conducted.

4.2 Confidential Information of Third Parties. In the normal course of business, you will acquire information about others, including customers, vendors and competitors. We properly gather this kind of information for such purposes as evaluating customers' business needs, determining requirements and evaluating vendors. We also collect information on competitors from a variety of legitimate sources to evaluate the relative merits of our products and marketing methods.
You may not use information obtained from our customers or vendors in any way that harms them or violates contractual obligations to them. When working with sensitive information about customers or vendors, you should use that information only for the purposes for which it was disclosed to you and make it available only to other TAG Employees with a legitimate "need to know".

4.3 Inadvertent Disclosure. In order to avoid the inadvertent disclosure of any confidential information, you should never discuss with any unauthorized person
(whether or not an TAG Employee) any information that TAG considers confidential or which we have not made public. You should also not discuss this information with family members or with friends, as they may unintentionally pass the information on to someone else.

4.4 Contacts with Reporters, Analysts and Other Media. Because of the importance of the legal requirements regarding disclosure of certain information to our investors, we must ensure the accuracy of any information regarding our business, financial condition or operating results that is released to the public. As a result, you should not discuss internal TAG matters with anyone outside of TAG, except as clearly required in the performance of your job duties. This prohibition applies particularly to inquiries about TAG made by the news media, securities analysts and investors. All responses to these inquiries must be made only by the following authorized persons: our Chief Executive
Officer, Chief Financial Officer or any individuals specifically designated by them. Only these individuals are authorized to discuss information about TAG with the news media, securities analysts and investors. If you receive inquiries from these sources, you should immediately refer them to one of these authorized spokespersons.

5.   DUTIES OF FINANCIAL REPORTING PERSONNEL; ACCOUNTING AND FINANCIAL RECORDS
     AND DISCLOSURE

5.1 General. TAG has a responsibility to maintain complete, accurate and reliable records of our business and must comply with various disclosure requirements imposed by the United States Securities and Exchange Commission and
by any exchange on which its securities are listed for trading. TAG's executive officers, the heads of TAG's subsidiaries and operating divisions and members of
TAG's finance department have a special role in the preparation of these reports. To satisfy these requirements, TAG has implemented procedures to ensure that only proper transactions are entered into by the Company, that such transactions have proper management approval, that such transactions are properly accounted for in the books and records of the Company and that the reports and financial statements of the Company fairly and accurately reflect such transactions. All

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TAG Financial Reporting Personnel are to familiarize themselves with these policies, accounting controls, procedures and records and comply with these requirements. Ultimately, TAG's Financial Reporting Personnel bear significant responsibility for the accuracy and timeliness of disclosures in reports and documents TAG files with or submits to the Securities and Exchange Commission and in other public communications.

     Due to these considerations, TAG's Financial Reporting Personnel bear a special responsibility for promoting integrity throughout the organization, with responsibilities to stakeholders both inside and outside of TAG. These particular persons have a special role both to adhere to these principles themselves and also to ensure that a culture exists throughout the company as a whole that ensures the fair and timely reporting of TAG's financial results and condition. Each TAG Financial Reporting Personnel agrees to:

o    Provide information that is accurate, complete, objective, relevant, timely and understandable to ensure full, fair, accurate, timely, and understandable disclosure in reports and documents that TAG files with, or submits to, government agencies and in other public communications.

o    Comply with rules and regulations of federal, state and local governments, and other appropriate private and public regulatory agencies.

o    Act in good faith, responsibly, with due care, competence and diligence, without misrepresenting material facts or allowing one's independent judgment to be subordinated.

o    Respect the confidentiality of information acquired in the course of work except when authorized or otherwise legally obligated to disclose.

o    Promptly report to the Audit Committee any conduct that the individual believes to be a violation of law or business ethics or of any provision of this Code, including any transaction or relationship that reasonably could be expected to give rise to such a conflict.

5.2 Disclosures to Investors; Financial Reporting Considerations. TAG is
required under U.S. federal securities laws to provide the public with periodic disclosure regarding our business and financial condition (such as quarterly and annual reports and materials for our annual stockholders' meeting). We provide additional disclosures to the public through quarterly earnings releases and other press releases. All TAG Employees who participate in the preparation or dissemination of this information, or who provide information that they know may be used in the preparation of these disclosures, have a legal and ethical duty to ensure that the content of the disclosures is accurate, complete and timely.
We have created disclosure controls and procedures which are designed to ensure that all public disclosures are accurate, complete and timely.

     To administer these controls and procedures, TAG has established a
Disclosure Committee that reports to the Chief Executive Officer and Chief
Financial Officer. The Disclosure Committee is (or certain of its members are), among other things, charged with reviewing TAG's periodic reports and press releases. It is the responsibility of the Committee to ensure that it has reviewed and disseminated all material information about the Company that, by law, should be disseminated. You may be asked to serve on this Committee or to assist the Disclosure Committee in reviewing certain materials in connection with it's responsibilities. If you do so, you must accomplish this faithfully and in accordance with all the Committee's policies. You should report to the
Disclosure Committee all information that it needs to fulfill its duties.

5.3 Accounting and Financial Records. TAG is required under U.S. federal securities laws and generally accepted accounting principles to keep books, records and accounts that accurately reflect all transactions and to provide an adequate system of internal accounting and controls. We expect you to ensure that those portions of our books, records and accounts for which you have responsibility are valid, complete, accurate and supported by

                                                                     PAGE 7 OF 7

appropriate documentation in verifiable form.

     You should not:

o    Improperly accelerate or defer expenses or revenues to achieve financial results or goals;

o    Maintain any undisclosed or unrecorded funds or "off the book" assets;

o    Establish or maintain improper, misleading, incomplete or fraudulent accounting documentation or financial reporting;

o    Record revenue for any project that has not fully complied with TAG's revenue recognition guidelines;

o    Make any payment for purposes other than those described in the documents supporting the payment;

o    Submit or approve any expense report where you know or suspect that any portion of the underlying expenses were not incurred or are not accurate;
     or

o    Sign any documents believed to be inaccurate or untruthful.

     All TAG Employees who exercise supervisory duties over TAG's assets or records are expected to establish and implement appropriate internal controls over all areas of their responsibility. This will help ensure the safeguarding of TAG's assets and the accuracy of our financial records and reports. We have adopted various types of internal controls and procedures as required to meet internal needs and applicable laws and regulations. You are to adhere to these controls and procedures to assure the complete and accurate recording of all transactions. Any accounting entries or adjustments that materially depart from generally accepted accounting principles must be approved by our Audit Committee and reported to our independent auditors. You must not interfere with or seek to improperly influence (directly or indirectly) the review or auditing of our financial records by our Audit Committee or independent auditors.

     If you become aware of any questionable transaction or accounting practice concerning TAG or our assets, we expect you to report the matter immediately to our Chief Financial Officer or to a member of our Audit Committee. In addition, we expect you to report all material off-balance-sheet transactions, arrangements and obligations, contingent or otherwise, and other TAG relationships with unconsolidated entities or other persons that may have material current or future effects on our financial condition or results of operations to our Chief Financial Officer or to a member of our Audit Committee.

5.5 Confidentiality Considerations; Securities Law Compliance. All Financial
Reporting Personnel will have special access to TAG's confidential financial information. This may include non-public reports and analyses, pro-forma financial statements and other draft or preliminary financial information. TAG's
Financial Reporting Personnel should (i) never disclose this information to individuals outside the Company and (ii) caution individuals within the Company to whom you provide such information to carefully maintain its confidentiality and prevent its disclosure. TAG's Financial Reporting Personnel must also apply the utmost consideration to transactions involving TAG securities in light of their possession to confidential financial information. Financial Reporting
Personnel are therefore expected to notify our Chief Financial Officer prior to engaging in any transactions involving TAG securities in order to ensure compliance with all securities laws and regulations. Similarly, TAG imposes periodic blackout periods during which Financial Reporting Personnel may not engage in transactions involving TAG securities. All Financial Reporting
Personnel should notify our Chief Financial Officer before purchasing or selling any TAG securities in order to obtain clearance from the Chief Financial Officer that the proposed transaction complies with all securities laws and regulations and TAG policies.

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